UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2020

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7555 Gateway Boulevard, Newark, California, 94560
(Address, including zip code, of principal executive offices)

(510) 742-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 18, 2020, Revance Therapeutics, Inc. (the “Company”) and Ajinomoto Althea, Inc. dba Aji Bio-Pharma Services, a contract development and manufacturing organization (“ABPS”), entered into Amendment No. 1 to the Technology Transfer, Validation and Commercial Fill/Finish Services Agreement (the “Amendment”) in connection with the supply of DaxibotulinumtoxinA for Injection. ABPS will serve as a dual supply source and provide drug product manufacturing services for the Company at its aseptic manufacturing facility in San Diego, California. As previously disclosed on a Current Report on Form 8-K filed on March 15, 2017, the Company entered into the Technology Transfer, Validation and Commercial Fill/Finish Services Agreement with ABPS on March 14, 2017 (the “Services Agreement”). Under the Services Agreement, ABPS agreed, among other things, to provide the Company with expanded capacity and a second source of drug product manufacturing and commercial fill/finish services for the Company’s neuromodulator products. The Services Agreement has an initial term that will expire in March 2024, unless sooner terminated by either party in accordance with the terms of the Services Agreement. Concurrent with the execution of the Services Agreement, the parties also entered into a Statement of Work, which was made part of the Services Agreement and sets forth the particulars of production, components to be supplied and services to be performed under the Services Agreement.

The Amendment modified ABPS’s dedicated manufacturing capacity and buyback obligations and the Company’s related payment obligations for the Company’s neuromodulator products, as well as provisions relating to the cancellation of product batches and the termination of the Services Agreement.

Concurrent with the execution of the Amendment, the parties also entered into a Statement of Work, which was made part of the Services Agreement and sets forth the particulars of production, components to be supplied and services to be performed under the Services Agreement, including drug product manufacturing, shipping, materials, product maintenance, pricing, payment obligations, and capacity buyback, in each case, in support of the Company’s neuromodulator products. This Statement of Work expires on December 31, 2021, except for the capacity and related payment obligations, which survive the termination of the Statement of Work.

The foregoing summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020, portions of which may be subject to confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2020	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer